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                             STANDARD FORM OF LOFT LEASE
                       ____ REAL ESTATE BOARD OF NEW YORK, INC.
                       -C-Copyright 1982. All Rights Reserved.
                     Reproduction in whole or in part prohibited.
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Agreement of Lease, made as of this 24th day of June 1992, between NEWARK &
COMPANY REAL ESTATE, INC., AGENT FOR: 410-22 ASSOCIATES with principal offices at 1501 Broadway, New York, New York 10036 party of the first part hereinafter referred to as OWNER, and NOT JUST JINGLES, INC.



              party of the second part, hereinafter referred to as TENANT,
Witnesseth:   Owner hereby leases to Tenant and Tenant hereby hires from Owner
Entire 5th Floor
in the building known as 420 West 45th Street in the Borough of Manhattan, City of New York, for the term of Four (4) years Ten (10) months (or unit such term shall sooner cease and expire as hereinafter provided) to commence on the First day of July nineteen hundred and ninety-two, and to end on the thirty-first day of May nineteen hundred and ninety-seven both date inclusive, at an annual rental rate of

                    FIFTY THOUSAND AND 00/100 ($50,000.00) DOLLARS

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall
pay the first           monthly installment(s) on the execution hereof (unless
this lease be a renewal).
    In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another least with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
    The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

OCCUPANCY:    1.   Tenant shall pay the rent as above and as hereinafter
              provided.

USE:               2.   Tenant shall use and occupy demised premises for
         RECORDING STUDIO provided such use is in accordance with the Certificate of Occupancy for the building, if any, and for no other purpose.

Alterations:  3.   Tenant shall make no changes in or to the demised of any
nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electricity lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner. Tenant shall, at its expense, before making any alterations, additions, installations, or improvements obtain all permits, approval and certificates require by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner on Tenant's behalf, shall, upon installation, became the property of Owner and shall remain

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upon and be surrendered with the demised premises unless Owner, by notice to
Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expenses.

Repairs: 4.   Owner shall maintain and repair the exterior of and the public portion of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the careless, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at he expense of Tenant, and the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its

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expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice. Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or falling to make any repairs, alterations, additions, or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which
Article 9 hereof shall apply.

Window
Cleaning 5.   Tenant will not clean nor require, permit suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:     6.   Prior to the
commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders, and regulations of all state, federal, municipal and local governmental, departments, commissions, and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Officers, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising our of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building or the building (including the use permitted under the